OMB APPROVAL

OMB Number: 3235-0060
Expires: March 31, 2006
Estimated average burden
hours per response .......28.0

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 9, 2006
P.F. Chang’s China Bistro, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona	85255

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 888-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On January 9, 2006 P.F. Chang’s China Bistro, Inc. (the “Company”) entered an Agreement and Plan of Merger (the “Merger Agreement”) with Pei Wei Asian Diner, Inc. (“Pei Wei”), Pei Wei Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Subsidiary”), and Russell Owens and John Middleton in their individual capacities as stockholders of Pei Wei. Prior to January 9, 2006, the effective time of the Merger Agreement, the Company owned a significant majority, but not all, of the outstanding common stock of Pei Wei. Upon the effective time of the Merger Agreement, the Company acquired, through the Merger Subsidiary, the remaining minority interest of Pei Wei, and Pei Wei, as the surviving corporation, became a wholly owned subsidiary of the Company (the “Merger”).
     Pursuant to the Merger Agreement, each share of Pei Wei common stock that was issued and outstanding prior to the effective time of the Merger, except for shares held by the Company, was converted and exchanged into the right to receive $158.14 in cash. Additionally, each option to purchase Pei Wei common stock, whether vested or unvested, was assumed by the Company. Pursuant to the Merger, Russell Owens, Executive Vice President of the Company and President, Chief Financial Officer and Secretary of Pei Wei prior to and following the Merger, received a cash payment in exchange for his 36,400 shares of common stock of Pei Wei and his options to purchase 19,600 shares of Pei Wei common stock were assumed. Each assumed option to purchase a share of Pei Wei common stock was converted into an option to purchase 3.127 shares of the Company’s common stock and the exercise price of such assumed option was divided by 3.127. Accordingly, Mr. Owens now holds an option to purchase 61,292 shares of the Company’s common stock at an exercise price per share of $2.37. As a condition to the Company’s obligation to complete the closing of the Merger, Mr. Owens signed a lock-up agreement pursuant to which he has agreed for a period of one year from the date of the closing of the Merger to not sell, transfer or otherwise dispose of any of the shares of Company common stock subject to his options. Each other former holder of options to purchase shares of Pei Wei common stock has agreed to be similarly bound with respect to 35% of the shares issuable upon exercise of their assumed options.
     The foregoing description of the Merger and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached hereto as Exhibits 99.1 and is incorporated herein by reference.
     On January 10, 2006, the Company announced that the Merger was completed. The press release is attached hereto as Exhibit 99.2, and in addition to the Merger Agreement and this Report on Form 8-K and pursuant to General Instruction B.2 of Form 8-K, is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

99.1	Agreement and Plan of Merger, dated January 9, 2006.

99.2	January 10, 2006 Press Release by P.F. Chang’s China Bistro, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.F. Chang’s China Bistro, Inc.

Date: January 13, 2006
/s/ Kristina K. Cashman

Kristina K. Cashman
Chief Financial Officer

3